Exhibit (23)




                      CONSENT OF INDEPENDENT ACCOUNTANTS


              We consent to the incorporation by reference in the Registration

Statement of New England Telephone and Telegraph Company on Form S-3

(File No. 33-41162) of our report dated February 9, 1994, on our audits of the financial statements and financial statement schedules of

New England Telephone and Telegraph Company as of December 31, 1993 and 1992

and for each of the three years in the period ended December 31, 1993, which report is included in this Annual Report on Form 10-K.












Coopers & Lybrand



Boston, Massachusetts
March 25, 1994